Exhibit 10.29

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is entered into as of the 1st day of April, 2001, by and between FCNH, Inc., a Florida corporation (the "Company"), and Elizabeth S. Heller (the "Consultant"). The Company and Consultant are sometimes referred to herein, collectively, as the "Parties" and each, individually, as a "Party."

W I T N E S E T H

WHEREAS, the Parties have entered into that certain Termination, General Release and Confidentiality Agreement of even date herewith (the "Termination Agreement"), relating to, among other things, the termination of Heller's employment as Vice President of the Company;

WHEREAS, Heller has experience in the operations of the Company; and

WHEREAS, the Parties desire that, after Consultant's termination of employment with the Company, the Consultant provide to the Company consulting services with respect to the management and operations of the Company, pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and the agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

    Engagement and Term. The Company hereby retains Consultant to provide the Services (as defined below) for the period beginning on the date hereof and ending on the day prior to the second anniversary of the date hereof. References to the "Company" in this Agreement include references to affiliates (as defined in rule 405 under the Securities Act of 1933, as amended) of the Company. As used herein, the term "Services" means the provision of advice and consultation regarding the management and operations of the Company, including, but not limited to the advice in connection with the transition of the management of the Company as a result of Consultant's termination of employment with the Company.

    Duties and Responsibilities. Consultant agrees to provide up to 20 hours of Services, at the discretion of the Company, to the Company in each calendar month during the term hereof. Consultant shall render the Services by telephone and shall not be required to render the Services in person. Consultant shall be required to render services only during customary business hours.

    Compensation. As compensation for the services to be provided by Consultant hereunder, Company shall pay to Consultant the sum of (a) $130,000, on the date hereof and (b) $130,000 on April 1, 2002 (collectively, the "Consulting Fees"). Aside from the Consulting Fees and except as provided in Section 5 below, Consultant shall not be entitled to receive any payments or benefits of any kind from the Company, including, but not limited to, any medical or insurance benefits. The payment of the Consulting Fees is subject to the limitation thereon set forth in Section 10 of the Termination Agreement.

  Independent Contractor Status. Nothing contained in this Agreement shall be construed to create a joint venture, partnership, employment, principal-agent relationship or any other relationship between the Parties other than that of independent contracting parties. Neither Party by virtue of this Agreement shall have the right or authority to create any obligation, expressed or implied, on behalf of the other Party.

  Expense Reimbursement. In addition to the Consulting Fees to be paid to Consultant under Section 3, above, Consultant shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by Consultant directly in connection with the Services to be provided by Consultant hereunder upon presentation by Consultant of receipts and such other documentation with respect to such expenses as may be reasonably requested by the Company.

  Taxes. Consultant will make timely payment of, and make timely filings with the appropriate governmental authorities with respect to, all taxes of any nature required to be paid by Consultant as a result of its receipt of the Consulting Fees.

  Confidentiality, Etc. The terms of Section 9 of the Termination Agreement are made a part hereof as if set forth herein in its entirety, and references therein to "Consulting Agreement" in that Section 9 are to this Agreement.

  Notices. Any notices, demands or other communication given in connection herewith shall be in writing and be deemed given (i) when personally delivered, (ii) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx, with directions to deliver within three (3) days, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such Party may designate in accordance herewith:

When the Company is the intended recipient:

Leonard I. Fluxman

Steiner Education Group, Inc.

Suite 200

770 South Dixie Highway

Coral Gables, FL 33146

Telephone: (305) 358-9002

Facsimile: (305) 358-9954

When the Consultant is the intended recipient

Elizabeth S. Heller

2397 N.W. 64th Street

Boca Raton, FL 23496

14. Entire Agreement; Waiver; Terms. This Agreement constitutes and contains the entire agreement of the parties with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, including, but not limited to, all other proposed or actual, if any, agreements and arrangements relating to the payment of any compensation to Heller with respect to any services performed, or to be performed on behalf of the Company. No waiver of any rights under this Agreement, nor any modification or amendment of this Agreement shall be effective or enforceable unless in writing and signed by the party to be charged therewith. When used in this Agreement, the terms "hereof," "herein" and "hereunder" refer to this Agreement in its entirety, including any exhibits or schedules attached to this Agreement, and not to any particular provisions of this Agreement, unless otherwise indicated.

15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

16. Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of Florida without regard to choice of law provisions and the venue for all actions or proceedings brought by either of the parties arising out of or relating to this Agreement shall be in the state or federal courts, as the case may be, located in Miami-Dade County, Florida (collectively, the "Courts"). Each of the parties hereby irrevocably waive any objection which such party now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in any of the Courts and any objection on the ground that any such action or proceeding in any of the Courts has been brought in an inconvenient forum. In connection with any action to enforce a Party's rights under this Agreement, the prevailing Party shall be entitled to receive from the other Party reimbursement of such prevailing Party's attorneys' fees and expenses incurred in connection with such action.

17. Severability. It is the intention of the parties hereto that any provision of this Agreement found to be invalid or unenforceable be reformed rather than eliminated. If any of the provisions of this Agreement, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or the other provisions of this Agreement, which shall be given full effect, without regard to the invalid portions. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's rights provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

18. Headings. The headings preceding the text of the paragraphs of this Agreement have been inserted solely for convenience of reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

19. Assignment. The Consultant may assign her rights and obligations under this Agreement to a corporation that is wholly owned by the Consultant, provided that the Consultant perform the services required to be performed by such corporation hereunder as assignee of the Consultant. In the event of such assignment, such corporation shall be deemed to be the "Consultant" for all purposes hereunder.

IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

FCNH, INC. By: s/s Leonard I. Fluxman Leonard I. Fluxman Chairman of the Board s/s Elizabeth S. Heller Elizabeth S. Heller